UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 7, 2016

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street
Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (303) 357-7310

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Purchase Agreement

On December 7, 2016, Antero Resources Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, J.P. Morgan Securities LLC, as representative of the initial purchasers listed in Schedule  1 thereto (the “Initial Purchasers”), and the subsidiary guarantors party thereto, which provides for the sale by the Company of $600,000,000 aggregate principal amount of its 5.00% Senior Notes due 2025 (the “Notes”) to the Initial Purchasers (the “Offering”).  The Notes will be jointly and severally, fully and unconditionally, guaranteed (the “Guarantees”) on a senior unsecured basis by certain of the Company’s subsidiaries, and certain of its future restricted subsidiaries (collectively, the “Guarantors”).

The Notes and the Guarantees will be issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder.  The Initial Purchasers intend to resell the Notes and Guarantees (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S.  The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The issue price for the Notes and Guarantees was 100% of their principal amount.  The Company expects to receive net proceeds from the issuance and sale of the Notes of approximately $592.9 million, after discounts and estimated offering expenses.  The Company intends to use $540.8 million of the net proceeds of the Offering to finance the redemption of its outstanding 6.0% senior notes due 2020, exclusive of accrued interest.  The Company intends to use the remaining net proceeds for general corporate purposes.

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations and other terms and conditions customary in agreements of this type.

Certain of the Initial Purchasers or their affiliates perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses.  In addition, certain of the Initial Purchasers and their respective affiliates may hold the Company’s outstanding senior notes, including the notes being redeemed with proceeds from the Offering, and therefore, could receive a portion of such proceeds.  The Initial Purchasers may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business, for which they will receive fees and expenses.

In addition, the Company and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities (other than the Notes or any notes to be issued in an exchange offer for the Notes) for a period of 60 days after the date of the Purchase Agreement without the prior consent of J.P. Morgan Securities LLC.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Purchase Agreement is incorporated herein by reference.

Item 8.01                   Other Events.

On December 7, 2016, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the pricing of the Offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description

10.1

Purchase Agreement, dated as of December 7, 2016, by and among Antero Resources Corporation and the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein.

99.1	Antero Resources press release dated December 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President, Chief Financial Officer and Secretary

Dated: December 9, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1

Purchase Agreement, dated as of December 7, 2016, by and among Antero Resources Corporation and the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein.

99.1	Antero Resources press release dated December 7, 2016.